UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 18, 2008
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

625 E. Kaliste Saloom Road
Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01. Other Events.
On July 18, 2008, Comstock Resources Inc., a Nevada corporation (“Comstock”), was served with a summons and complaint in which Bois d’Arc Energy, Inc., a Nevada corporation (“Bois d’Arc”), its directors and certain of its officers, as well as Comstock, Stone Energy Corporation (“Stone”) and Stone Energy Offshore, L.L.C., a Delaware limited liability company and wholly owned subsidiary of Stone (“Merger Sub”), have been named as defendants in a putative class action lawsuit seeking certification in the District Court of Clark County, Nevada, entitled Packard v. Allison, et al., Case No. A567393. This lawsuit was brought by Gail Packard, a purported Bois d’Arc stockholder, on behalf of a putative class of Bois d’Arc stockholders and, among other things, seeks to enjoin the named defendants from proceeding with the merger of Bois d’Arc with and into Merger Sub with Merger Sub surviving the merger as a wholly owned subsidiary of Stone (the “Merger”), seeks to have the Agreement and Plan of Merger dated April 30, 2008, by and among Stone, Merger Sub and Bois d’Arc (the “Merger Agreement”), rescinded, and seeks an award of monetary damages. Plaintiff asserts that the decisions by Bois d’Arc’s directors and Comstock to approve the Merger constituted breaches of their respective fiduciary duties because, Ms. Packard alleges, they did not engage in a fair process to ensure the highest possible purchase price for Bois d’Arc’s stockholders, did not properly value Bois d’Arc, failed to disclose material facts regarding the proposed Merger, and did not protect against conflicts of interest arising from the participation agreement, the parachute gross-up payments, and the change in control and severance arrangements. Ms. Packard also contends that Stone and Merger Sub aided and abetted the alleged breaches of fiduciary duty by Bois d’Arc’s officers and directors.
Stone and Merger Sub intend to defend the lawsuit vigorously, and have been advised by the other defendants of their intention to do the same. Because this lawsuit is at an early stage, we cannot predict the manner and timing of the resolution of the lawsuit or its outcome, including the likelihood of the issuance of an injunction preventing the consummation of the Merger, or estimate a range of possible losses or any minimum loss that could result in the event of an adverse verdict in the lawsuit. For more information, please see the summons and complaint attached as Exhibit 99.1 to this current report and incorporated by reference herein.
As previously disclosed, Stone has scheduled a special meeting of stockholders on August 27, 2008, at 10:00 a.m. Lafayette, Louisiana time, at Stone’s offices at 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, to (1) consider and vote on the proposal to approve the issuance of additional shares of Stone common stock pursuant to the Merger Agreement, as the Merger Agreement may be amended from time to time; and (2) to transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.
Stone stockholders of record at the close of business on July 18, 2008, the record date for the Stone special meeting, are entitled to notice of, and to vote at, the Stone special meeting and any adjournments or postponements of the Stone special meeting.
Stone expects that its stockholders and Bois d’Arc stockholders of record will be mailed the joint proxy statement/prospectus contained in the Registration Statement on Form S-4 that was filed by Stone with the Securities and Exchange Commission (the “SEC”) on July 15, 2008 (as amended, the “Registration Statement”) on or about July 25, 2008.

These materials are not a substitute for the Registration Statement filed with the SEC in connection with the proposed Merger, or the joint proxy statement/prospectus. Investors are urged to read the joint proxy statement/prospectus, which contains important information, including detailed risk factors, when it becomes available. The joint proxy statement/prospectus and other documents that will be filed by Stone and Bois d’Arc with the Securities and Exchange Commission will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request to Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, Attention: Investor Relations; or by directing a request to Bois d’Arc Energy, Inc., 600 Travis Street, Suite 5200, Houston, TX 77002, Attention: Investor Relations.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

99.1	Summons and Complaint filed with the District Court of Clark Count, Nevada entitled Packard v. Allison, et al., Case No. A567393

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: July 21, 2008	By:	/s/ Kenneth H. Beer Kenneth H. Beer
Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Summons and Complaint filed with the District Court of Clark Count, Nevada entitled Packard v. Allison, et al., Case No. A567393